EXHIBIT 99.1

First Financial Bancorp
Reports Fourth Quarter and Full Year 2014 Financial Results

Cincinnati, Ohio - January 29, 2015 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the fourth quarter 2014 and for the twelve month period ended December 31, 2014.

Fourth quarter net income was $18.6 million and earnings per diluted common share were $0.30. This compares with third quarter net income of $15.3 million and earnings per diluted common share of $0.26 and fourth quarter 2013 net income of $3.8 million and earnings per diluted common share of $0.07.

For the twelve month period ended December 31, 2014, net income was $65.0 million and earnings per diluted common share were $1.09 as compared to net income of $48.3 million and earnings per diluted common share of $0.83 for the twelve month period ended December 31, 2013.

▪	Continued solid quarterly performance

•	Quarterly results included several acquisition-related items and other items not expected to recur which reduced pre-tax income by $1.5 million or approximately $0.02 per diluted share

•	Return on average assets of 1.02%; 1.07% as adjusted for acquisition-related and other items

•	Return on average tangible common equity of 11.63%; 12.24% as adjusted for acquisition-related and other items

▪	Columbus, Ohio market integration complete

•	Data platform conversions are now complete for all three banks acquired by the Company during 2014

•	Merger-related costs have largely been recognized and were in line with expectations

•	Majority of identified efficiency opportunities have been fully implemented

•	Loan and deposit growth in line with expectations

▪
Fourth quarter average total loans increased $358.4 million, or 8.2%, and average total deposits increased by $442.8 million, or 8.5%, compared to third quarter averages largely related to the acquisitions in the Columbus, Ohio market and strong third quarter organic loan and deposit growth

The board of directors has authorized a quarterly dividend of $0.16 per common share for the next regularly scheduled dividend, payable on April 1, 2015 to shareholders of record as of February 27, 2015.

Claude Davis, Chief Executive Officer, commented, “We are extremely pleased with our solid earnings for the fourth quarter and for the full year 2014 in light of the prolonged low interest rate environment and continued runoff of higher yielding loans acquired under FDIC Shared Loss Agreements.”

“Our loan production remains strong across our core product sets and we have been able to successfully grow low-cost deposits. We continue to take advantage of strategic pricing opportunities and to introduce new products to better meet the financial needs of our clients. Likewise, our disciplined approach to expense management provides a distinct advantage as we compete for new business.”

“Although the benefit of commercial loss share coverage that we have enjoyed for the past five years from the FDIC-assisted transactions has now expired, we are confident in our ability to manage the limited exposure associated with the remaining portfolio.”

“With the introduction of the First Financial brand into the Columbus, Ohio market through the acquisitions and successful integrations during 2014, we are excited about the future. Our expansion into Columbus complements our metro-centric footprint of Cincinnati, Dayton, Indianapolis and Ft. Wayne. We believe these markets provide the platform to generate solid organic loan, deposit and fee income growth.”

“As we look forward to 2015, our focus remains centered on serving the financial needs of our commercial, small business, consumer and wealth management clients. We will continue to listen to our clients, be responsive to their needs and will be innovative in our approach to serving them.”

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the fourth quarter was $61.1 million as compared to $58.4 million for the third quarter 2014 and $55.8 million for the fourth quarter 2013. Compared to the linked quarter, total interest income increased $3.4 million, or 5.3%, while total interest expense increased $0.6 million, or 11.7%. Net interest margin was 3.67% for the fourth quarter, compared to 3.66% for the third quarter 2014 and 3.90% for the fourth quarter 2013. Excluding $0.4 million of higher interest income related to loans that returned to accrual status during the period, net interest margin was 3.64% for the fourth quarter.

Interest income earned on loans increased $3.4 million, or 6.3%, compared to the prior quarter. This increase was driven by a $358.4 million, or 8.2%, increase in average loan balances as a result of the Columbus acquisitions, higher loan fee income and strong, organic loan growth during the period, partially offset by continued runoff of the covered and formerly covered loan portfolio.

Interest income earned from investment securities decreased by $0.2 million compared to the prior quarter as average balances declined $53.3 million, or 2.9%. The decline in investment securities balances was partially offset by a 3 bps increase in the yield earned on the portfolio to 2.40%.

The increase in total interest expense was due to a $331.3 million, or 8.2%, increase in average interest-bearing deposits as well as a 4 bps increase in the related cost of funds. This increase, bringing the cost of interest-bearing deposits to 45 bps, is a result of longer term funding strategies and the full quarterly impact of the Columbus acquisitions. Average borrowed funds decreased $162.6 million, or 18.1%, compared to the linked quarter and the related cost of funds decreased by 4 bps from 36 bps to 32 bps.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended December 31, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered and formerly covered loan activity and other select items.

Table I
	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Total noninterest income	$16,942	$16,511	$16,337	$14,175	$13,043
Selected components of noninterest income
Accelerated discount on covered / formerly covered loans[1]	1,759	789	621	1,015	1,572
FDIC loss sharing income	(43)	(192)	1,108	(508)	(3,385)
Gain on sale of investment securities	20	—	—	50	—
Other items not expected to recur	—	97	—	—	—
Total noninterest income excluding items noted above	$15,206	$15,817	$14,608	$13,618	$14,856

[1] Net of the related valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the fourth quarter was $15.2 million compared to $15.8 million in the third quarter 2014 and $14.9 million in the fourth quarter 2013. The $0.6 million decrease compared to the linked quarter was driven primarily by a $0.3 million decrease in fee income related to the Company's client derivative program, a $0.2 million decrease in deposit service charges and a $0.2 million decrease in bankcard income, partially offset by a $0.2 million increase in fees related to the Company's trust & wealth management business.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended December 31, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered and formerly covered asset activity and other select items.

Table II
	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Total noninterest expense	$49,662	$51,419	$47,111	$47,842	$70,285
Selected components of noninterest expense
Loss (gain) - covered / formerly covered REO	(35)	(1,433)	398	33	946
Loss sharing expense	650	1,002	1,465	1,569	1,495
Pension settlement charges	—	—	—	—	462
Expenses associated with efficiency initiative	123	309	(59)	350	1,450
FDIC indemnification asset valuation adjustment	—	—	—	—	22,417
Acquisition-related expenses	1,315	4,182	517	620	284
Other items not expected to recur	41	728	—	465	—
Total noninterest expense excluding items noted above	$47,568	$46,631	$44,790	$44,805	$43,231	937,000

Excluding the items highlighted in Table II, noninterest expense was $47.6 million in the fourth quarter of 2014, $46.6 million in the third quarter of 2014 and $43.2 million in the fourth quarter 2013. The $0.9 million increase compared to the linked quarter was primarily due to a $0.3 million increase in incentive compensation during the period, $0.3 million related to a banking center relocation and a $0.1 million increase in marketing expenses during the quarter. Acquisition-related expenses during the period of $1.3 million included $0.8 million of personnel costs, $0.3 million of data processing related expenses and $0.2 million of other miscellaneous expenses.

INCOME TAXES
For the fourth quarter, income tax expense was $7.8 million, resulting in an effective tax rate of 29.5%, compared with income tax expense of $7.2 million and an effective tax rate of 32.0% during the third quarter 2014 and income tax benefit of $1.2 million and an effective tax rate of -47.4% during the fourth quarter 2013. For the full year 2014, the Company's effective tax rate was 31.6%. While the effective tax rate may fluctuate from quarter to quarter due to tax jurisdiction changes and the level of tax-enhanced assets, the normalized effective tax rate in future periods is expected to be in the range of 32.0% - 34.0%.

CREDIT QUALITY
Table III below and the paragraphs that follow present certain credit quality metrics related to the Company's loan portfolio. Effective October 1, 2014, the five-year loss sharing coverage period for non-single family assets expired and the majority of the Company’s formerly covered assets were no longer subject to FDIC loss sharing protection. As a result, credit quality metrics for the three months ended December 31, 2014 have been updated to include those formerly covered assets, as well as the remaining covered assets that are subject to FDIC loss sharing protection for five more years. This reclassification resulted in the addition of $11.5 million of allowance for loan and lease losses, $3.9 million of nonaccrual loans, $2.5 million of net charge-offs, $12.0 million of OREO, $45.7 million of classified assets and $4.7 million of delinquent loans during the fourth quarter. Credit quality metrics for the preceding four quarters exclude covered assets due to the associated FDIC loss sharing protection in effect during those periods.

Table III		Excludes covered assets*
	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2014	2013

Total nonaccrual loans [1]	$48,469	$41,646	$32,418	$35,334	$37,605
Troubled debt restructurings - accruing	15,928	13,369	12,607	13,400	15,094
Total nonperforming loans	64,397	55,015	45,025	48,734	52,699
Total nonperforming assets	87,071	66,331	58,395	61,477	72,505
Nonperforming assets as a % of:
Period-end loans plus OREO	1.81%	1.49%	1.59%	1.70%	2.06%
Total assets	1.21%	0.90%	0.89%	0.95%	1.13%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	1.48%	1.19%	1.25%	1.33%	1.63%
Total assets	0.99%	0.72%	0.70%	0.74%	0.89%
Nonperforming loans as a % of total loans	1.35%	1.24%	1.23%	1.35%	1.50%
Provision for loan and lease losses	$1,088	$1,093	$29	$1,159	$1,851
Provision for covered / formerly covered loan and lease losses	964	*	*	*	*
Total provision for loan and lease losses	$2,052	$1,093	$29	$1,159	$1,851
Allowance for uncovered loan & lease losses	$52,858	$42,454	$42,027	$43,023	$43,829
Allowance for loan & lease losses as a % of:
Total loans	1.11%	0.95%	1.15%	1.19%	1.25%
Nonaccrual loans	109.1%	101.9%	129.6%	121.8%	116.6%
Nonperforming loans	82.1%	77.2%	93.3%	88.3%	83.2%
Allowance and loan marks, net of indemnification asset, as a % of total loans	1.51%	*	*	*	*
Total net charge-offs	$3,183	$666	$1,025	$1,965	$3,536
Annualized net-charge-offs as a % of average
loans & leases	0.27%	0.07%	0.11%	0.23%	0.41%

[1] Includes nonaccrual troubled debt restructurings
* Amounts reclassified in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014.

Net Charge-offs
For the fourth quarter, net charge-offs totaled $3.2 million, an increase of $2.5 million, or 377.9% compared to the linked quarter. Excluding the impact from covered / formerly covered loans during the period, net charge-offs increased $0.1 million during the quarter to $0.7 million, or 6 bps as a percentage of loans on an annualized basis, as a $0.4 million decline in charge-offs was largely offset by a similar decline in recoveries during the period.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, increased $6.8 million, or 16.4%, to $48.5 million as of December 31, 2014 from $41.6 million as of September 30, 2014. Excluding the impact from covered / formerly covered loans, the increase in nonaccrual loans was primarily related to the addition of a single commercial real estate relationship totaling $1.4 million during the period.

Accruing troubled debt restructurings increased $2.6 million, or 19.1%, to $15.9 million as of December 31, 2014 from $13.4 million as of September 30, 2014. The increase in accruing troubled debt restructurings during the fourth quarter was primarily related to the addition of a $1.7 million commercial real estate credit.

OREO increased $11.4 million, or 100.4%, to $22.7 million during the fourth quarter due to the addition of covered / formerly covered OREO during the period. In addition to covered and previously covered OREO included during the quarter, $0.5 million of other additions were offset by $0.7 million of sales and $0.5 million of valuation adjustments during the period.

Total classified assets increased $48.9 million, or 46.2%, to $154.8 million as of December 31, 2014 from $105.9 million as of September 30, 2014. Excluding the impact from covered / formerly covered assets, classified assets increased $3.2 million, or 3.0% during the period. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of December 31, 2014, loans 30-to-89 days past due totaled $17.1 million, or 0.36% of period-end loans, compared to $12.1 million, or 0.27%, as of September 30, 2014 and $13.6 million, or 0.39%, as of December 31, 2013. The increase in loans 30-to-89 days past due was driven primarily by the addition of covered / formerly covered loans during the period.

Provision for Loan & Lease Losses
Fourth quarter provision expense was $2.1 million. Excluding the impact from covered / formerly covered loans, provision expense was unchanged from the third quarter.

The total allowance for loan and lease losses as of December 31, 2014 was $52.9 million, or 1.11% as a percentage of period-end loans, compared to 0.95% as of September 30, 2014. Excluding the impact from covered / formerly covered loans, the allowance for loan and lease losses as of December 31, 2014 was $42.8 million, or 0.96% as a percentage of period-end loans.

Given the applications of acquisition accounting and the resulting estimated fair value marks embedded in the carrying value of loans acquired in the Columbus transactions during the third quarter, First Financial has experienced an increase in loan balances, without a corresponding increase in the allowance. As such, the Company considers the total allowance for loan and lease losses and the remaining net fair value marks on all acquired loans, less the remaining indemnification asset balance, to be a relevant measure of the Company's loan loss protection. The balance of the Company's total allowance and loan marks, net of the indemnification asset, was 1.51% of total loans and leases as of December 31, 2014.

LOANS
The following table presents the loan portfolio as of December 31, 2014, September 30, 2014 and December 31, 2013.

Table IV
	As of
	December 31, 2014		September 30, 2014		December 31, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$1,315,114	27.5%	$1,328,526	27.8%	$1,077,984	27.2%
Real estate - construction	197,571	4.1%	195,524	4.1%	89,297	2.3%
Real estate - commercial	2,140,667	44.8%	2,135,968	44.7%	1,765,620	44.5%
Real estate - residential	501,894	10.5%	498,873	10.4%	433,664	10.9%
Installment	47,320	1.0%	51,131	1.1%	52,774	1.3%
Home equity	458,627	9.6%	460,957	9.6%	426,078	10.8%
Credit card	38,475	0.8%	38,042	0.8%	37,962	1.0%
Lease financing	77,567	1.6%	73,216	1.5%	80,135	2.0%
Total loans	$4,777,235	100.0%	$4,782,237	100.0%	$3,963,514	100.0%

Total loans were $4.8 billion as of December 31, 2014, decreasing $5.0 million, or 0.1%, compared to the linked quarter and increasing $813.7 million, or 20.5%, compared to December 31, 2013. Average total loans for the fourth quarter increased by $358.4 million, or 8.2%, compared to the third quarter due to originated loan volume during the third quarter combined with the full quarterly impact of the Columbus acquisitions. Total loans decreased modestly during the quarter due primarily to continued runoff of the covered and formerly covered loan portfolio and late quarter payoff activity in the uncovered portfolio, partially offset by growth in the commercial real estate and lease financing portfolios.

INVESTMENTS
The following table presents a summary of the total investment portfolio at December 31, 2014.

Table V
	As of December 31, 2014
	Held-to-	Available-for-			Percent
(Dollars in thousands)	Maturity	Sale	Other	Total	of Portfolio

Debt obligations of the U.S. Government	$—	$19,714	$—	$19,714	1.1%
Debt obligations of U.S. Government Agency	17,570	11,881	—	29,451	1.7%
Residential Mortgage Backed Securities
Pass-through securities:
Agency fixed rate	73,932	79,573	—	153,505	8.7%
Agency adjustable rate	140,268	13,635	—	153,903	8.7%
Non-Agency fixed rate	—	8,240	—	8,240	0.5%
Collateralized mortgage obligations:
Agency fixed rate	308,874	236,696	—	545,570	31.0%
Agency variable rate	—	90,549	—	90,549	5.1%
Agency collateralized and insured municipal securities	82,280	99,728	—	182,008	10.3%
Commercial mortgage backed securities	237,870	121,145	—	359,015	20.4%
Municipal bond securities	2,405	26,766	—	29,171	1.7%
Corporate securities	4,797	69,278	—	74,075	4.2%
Asset-backed securities	—	54,840	—	54,840	3.1%
Regulatory stock	—	—	47,227	47,227	2.7%
Other	—	8,423	5,399	13,822	0.8%
	$867,996	$840,468	$52,626	$1,761,090	100.0%

The investment portfolio decreased $119.0 million, or 6.3%, to $1.8 billion during the fourth quarter as $7.7 million of purchases were offset by sales of $73.8 million, amortization and other portfolio reductions. As of December 31, 2014, the overall duration of the investment portfolio decreased to 3.4 years from 3.7 years as of September 30, 2014. The yield earned on the portfolio during the quarter increased 3 bps to 2.40% from 2.37% for the linked quarter, driven by the sale of lower yielding assets and a decline in prepayment speeds. The net unrealized loss included in accumulated other comprehensive loss related to the investment portfolio decreased from $6.2 million as of September 30, 2014 to $2.5 million as of December 31, 2014 due primarily to lower rates.

DEPOSITS
Total deposits were $5.7 billion as of December 31, 2014, increasing $122.7 million, or 2.2%, compared to the linked quarter. Average total deposits were $5.7 billion as of December 31, 2014, increasing $442.8 million, or 8.5%, compared to the linked quarter due primarily to the full quarterly impact of the Columbus acquisitions. The increase in period-end balances was driven by a $42.2 million, or 13.5% annualized increase in non-interest bearing deposits and an $80.6 million increase, or 7.5% annualized increase in interest bearing deposits.

Non-time deposit balances totaled $4.4 billion as of December 31, 2014, increasing $114.7 million, or 2.7%, compared to the linked quarter. The average balance of non-time deposits totaled $4.4 billion as of December 31, 2014, increasing $316.4 million, or 7.7%, compared to the linked quarter.

Time deposit balances increased $8.0 million, or 0.6%, to $1.3 billion as of December 31, 2014. Average time deposit balances totaled $1.3 billion as of December 31, 2014, increasing $126.5 million, or 11.3%, compared to the linked quarter.

The Company’s total cost of deposit funding, inclusive of noninterest-bearing balances, was 35 bps for the quarter, representing an increase of 3 bps compared to the prior quarter and 8 bps compared to the fourth quarter 2013. The higher cost of deposit funding during the quarter is primarily the result of the modestly higher cost of acquired deposits in the Columbus, Ohio market, hedging strategies and the Company's efforts to attract longer-term fixed rate deposits.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of December 31, 2014, September 30, 2014 and December 31, 2013.

Table VI
	As of
	December 31,	September 30,	December 31,
	2014	2014	2013

Leverage Ratio	9.44%	9.70%	10.11%
Tier 1 Capital Ratio	12.69%	12.74%	14.61%
Total Risk-Based Capital Ratio	13.71%	13.80%	15.88%
Ending tangible shareholders' equity
to ending tangible assets	9.02%	8.71%	9.20%
Ending tangible common shareholders'
equity to ending tangible assets	9.02%	8.71%	9.20%

Tangible book value per share	$10.38	$10.23	$10.10

Shareholders’ equity increased $10.2 million during the quarter due primarily to net income for the quarter which was partially offset by declared dividends.

The Company’s Tier I and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets resulting from the expiration of loss share coverage on the previously covered non-single family loan portfolio as well as an increase in originated loan balances. The Company’s tangible common equity ratio increased during the quarter due to higher tangible common equity and lower tangible assets. The Company's leverage ratio decreased primarily as a result of the overall growth in the average balance sheet during the quarter.

Regulatory capital ratios as of December 31, 2014 are considered preliminary pending the filing of the Company’s regulatory reports.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, January 30, 2015 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10059329. The webcast will be archived on the Investor Relations section of the Company’s website through January 30, 2016.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of December 31, 2014, the Company had $7.2 billion in assets, $4.8 billion in loans, $5.7 billion in deposits and $784 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of December 31, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Eric Stables                        Adam Kiefaber
Investor Relations                    Media Relations
(513) 458-6454                        (513) 979-5735
eric.stables@bankatfirst.com                adam.kiefaber@bankatfirst.com

Selected Financial Information
December 31, 2014
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Twelve months ended,
	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
RESULTS OF OPERATIONS
Net income	$18,599	$15,344	$15,953	$15,104	$3,785	$65,000	$48,349
Net earnings per share - basic	$0.31	$0.26	$0.28	$0.26	$0.07	$1.11	$0.84
Net earnings per share - diluted	$0.30	$0.26	$0.28	$0.26	$0.07	$1.09	$0.83
Dividends declared per share	$0.16	$0.15	$0.15	$0.15	$0.15	$0.61	$0.94

KEY FINANCIAL RATIOS
Return on average assets	1.02%	0.88%	0.99%	0.96%	0.24%	0.96%	0.77%
Return on average shareholders' equity	9.46%	8.16%	9.19%	8.95%	2.15%	8.94%	6.89%
Return on average tangible shareholders' equity	11.63%	10.15%	10.73%	10.49%	2.51%	11.18%	8.05%

Net interest margin	3.67%	3.66%	3.70%	3.82%	3.90%	3.71%	3.97%
Net interest margin (fully tax equivalent) (1)	3.72%	3.71%	3.76%	3.87%	3.94%	3.76%	4.01%

Ending shareholders' equity as a percent of ending assets	10.86%	10.52%	10.78%	10.64%	10.63%	10.86%	10.63%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.02%	8.71%	9.39%	9.23%	9.20%	9.02%	9.20%
Risk-weighted assets	12.02%	12.07%	13.56%	13.50%	13.59%	12.02%	13.59%

Average shareholders' equity as a percent of average assets	10.77%	10.75%	10.79%	10.69%	11.23%	10.75%	11.17%
Average tangible shareholders' equity as a percent of
average tangible assets	8.94%	8.83%	9.38%	9.27%	9.77%	8.79%	9.72%

Book value per share	$12.76	$12.61	$12.23	$11.98	$11.86	$12.76	$11.86
Tangible book value per share	$10.38	$10.23	$10.49	$10.24	$10.10	$10.38	$10.10

Tier 1 Ratio (2)	12.69%	12.74%	14.34%	14.42%	14.61%	12.69%	14.61%
Total Capital Ratio (2)	13.71%	13.80%	15.59%	15.67%	15.88%	13.71%	15.88%
Leverage Ratio (2)	9.44%	9.70%	9.99%	9.94%	10.11%	9.44%	10.11%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$4,758,374	$4,403,591	$4,025,074	$3,966,838	$3,940,141	$4,290,953	$3,955,536
FDIC indemnification asset	24,172	28,050	33,987	43,799	78,313	32,436	95,126
Investment securities	1,811,941	1,865,241	1,811,175	1,807,571	1,654,374	1,824,107	1,696,211
Interest-bearing deposits with other banks	22,617	29,433	10,697	2,922	4,906	16,507	6,464
Total earning assets	$6,617,104	$6,326,315	$5,880,933	$5,821,130	$5,677,734	$6,164,003	$5,753,337
Total assets	$7,241,869	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,760,959	$6,281,411
Noninterest-bearing deposits	$1,290,754	$1,179,207	$1,110,697	$1,096,509	$1,129,097	$1,169,851	$1,078,800
Interest-bearing deposits	4,372,529	4,041,255	3,832,295	3,695,177	3,720,809	3,987,323	3,737,946
Total deposits	$5,663,283	$5,220,462	$4,942,992	$4,791,686	$4,849,906	$5,157,174	$4,816,746
Borrowings	$733,726	$896,328	$745,990	$842,479	$583,522	$804,584	$657,265
Shareholders' equity	$780,131	$745,729	$696,609	$684,332	$700,063	$727,015	$701,425

CREDIT QUALITY RATIOS (4)
Allowance to ending loans	1.11%	0.95%	1.15%	1.19%	1.25%	1.11%	1.25%
Allowance to nonaccrual loans	109.06%	101.94%	129.64%	121.76%	116.55%	109.06%	116.55%
Allowance to nonperforming loans	82.08%	77.17%	93.34%	88.28%	83.17%	82.08%	83.17%
Nonperforming loans to total loans	1.35%	1.24%	1.23%	1.35%	1.50%	1.35%	1.50%
Nonperforming assets to ending loans, plus OREO	1.81%	1.49%	1.59%	1.70%	2.06%	1.81%	2.06%
Nonperforming assets to total assets	1.21%	0.90%	0.89%	0.95%	1.13%	1.21%	1.13%
Net charge-offs to average loans (annualized)	0.27%	0.07%	0.11%	0.23%	0.41%	0.63%	0.38%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) December 31, 2014 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.
(4) Credit quality ratios for the three months ended September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013 and for the twelve months ended December 31, 2013 exclude covered assets.

2

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Twelve months ended,
	Dec. 31,			Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Interest income
Loans, including fees	$57,087	$52,351	9.0%	$208,836	$216,306	(3.5)%
Investment securities
Taxable	9,905	9,209	7.6%	40,924	34,147	19.8%
Tax-exempt	1,060	719	47.4%	3,560	2,400	48.3%
Total investment securities interest	10,965	9,928	10.4%	44,484	36,547	21.7%
Other earning assets	(1,299)	(2,432)	(46.6)%	(5,461)	(7,645)	(28.6)%
Total interest income	66,753	59,847	11.5%	247,859	245,208	1.1%

Interest expense
Deposits	5,013	3,247	54.4%	16,153	13,247	21.9%
Short-term borrowings	293	257	14.0%	1,268	1,177	7.7%
Long-term borrowings	308	539	(42.9)%	1,813	2,464	(26.4)%
Total interest expense	5,614	4,043	38.9%	19,234	16,888	13.9%
Net interest income	61,139	55,804	9.6%	228,625	228,320	0.1%
Provision for loan and lease losses	2,052	(4,006)	(151.2)%	1,528	8,909	(82.8)%
Net interest income after provision for loan and lease losses	59,087	59,810	(1.2)%	227,097	219,411	3.5%

Noninterest income
Service charges on deposit accounts	5,102	5,226	(2.4)%	20,274	20,595	(1.6)%
Trust and wealth management fees	3,376	3,506	(3.7)%	13,634	14,319	(4.8)%
Bankcard income	2,639	2,699	(2.2)%	10,740	10,914	(1.6)%
Net gains from sales of loans	1,571	604	160.1%	4,364	3,150	38.5%
Gain on sale of investment securities	20	0	N/M	70	1,724	(95.9)%
FDIC loss sharing income	(43)	(3,385)	98.7%	365	3,720	(90.2)%
Accelerated discount on covered/formerly covered loans	1,759	1,572	11.9%	4,184	7,153	(41.5)%
Other	2,518	2,821	(10.7)%	10,334	12,072	(14.4)%
Total noninterest income	16,942	13,043	29.9%	63,965	73,647	(13.1)%

Noninterest expenses
Salaries and employee benefits	28,140	24,023	17.1%	107,702	101,402	6.2%
Pension settlement charges	0	462	(100.0)%	0	6,174	(100.0)%
Net occupancy	4,806	4,557	5.5%	19,187	21,207	(9.5)%
Furniture and equipment	2,229	2,136	4.4%	8,554	8,970	(4.6)%
Data processing	2,942	2,617	12.4%	12,963	10,229	26.7%
Marketing	1,048	999	4.9%	3,603	4,270	(15.6)%
Communication	551	728	(24.3)%	2,277	3,207	(29.0)%
Professional services	1,429	1,781	(19.8)%	6,170	6,876	(10.3)%
State intangible tax	175	901	(80.6)%	2,111	3,929	(46.3)%
FDIC assessments	1,128	1,121	0.6%	4,462	4,501	(0.9)%
Loss (gain) - other real estate owned	289	1,294	(77.7)%	862	31	2,680.6%
Loss sharing expense	650	1,495	(56.5)%	4,686	7,083	(33.8)%
FDIC indemnification impairment	—	22,417	(100.0)%	0	22,417	(100.0)%
Other	6,275	5,754	9.1%	23,457	25,179	(6.8)%
Total noninterest expenses	49,662	70,285	(29.3)%	196,034	225,475	(13.1)%
Income before income taxes	26,367	2,568	926.8%	95,028	67,583	40.6%
Income tax expense	7,768	(1,217)	(738.3)%	30,028	19,234	56.1%
Net income	$18,599	$3,785	391.4%	$65,000	$48,349	34.4%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.07		$1.11	$0.84
Net earnings per share - diluted	$0.30	$0.07		$1.09	$0.83
Dividends declared per share	$0.16	$0.15		$0.61	$0.94

Return on average assets	1.02%	0.24%		0.96%	0.77%
Return on average shareholders' equity	9.46%	2.15%		8.94%	6.89%

Interest income	$66,753	$59,847	11.5%	$247,859	$245,208	1.1%
Tax equivalent adjustment	946	635	49.0%	3,224	2,142	50.5%
Interest income - tax equivalent	67,699	60,482	11.9%	251,083	247,350	1.5%
Interest expense	5,614	4,043	38.9%	19,234	16,888	13.9%
Net interest income - tax equivalent	$62,085	$56,439	10.0%	$231,849	$230,462	0.6%

Net interest margin	3.67%	3.90%		3.71%	3.97%
Net interest margin (fully tax equivalent) (1)	3.72%	3.94%		3.76%	4.01%

Full-time equivalent employees	1,369	1,306

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

3

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2014
	Fourth	Third	Second	First		% Change
	Quarter	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$57,087	$53,725	$48,877	$49,147	$208,836	6.3%
Investment securities
Taxable	9,905	10,227	10,355	10,437	40,924	(3.1)%
Tax-exempt	1,060	894	796	810	3,560	18.6%
Total investment securities interest	10,965	11,121	11,151	11,247	44,484	(1.4)%
Other earning assets	(1,299)	(1,455)	(1,301)	(1,406)	(5,461)	(10.7)%
Total interest income	66,753	63,391	58,727	58,988	247,859	5.3%

Interest expense
Deposits	5,013	4,218	3,606	3,316	16,153	18.8%
Short-term borrowings	293	354	292	329	1,268	(17.2)%
Long-term borrowings	308	456	525	524	1,813	(32.5)%
Total interest expense	5,614	5,028	4,423	4,169	19,234	11.7%
Net interest income	61,139	58,363	54,304	54,819	228,625	4.8%
Provision for loan and lease losses	2,052	893	(384)	(1,033)	1,528	129.8%
Net interest income after provision for loan and lease losses	59,087	57,470	54,688	55,852	227,097	2.8%

Noninterest income
Service charges on deposit accounts	5,102	5,263	5,137	4,772	20,274	(3.1)%
Trust and wealth management fees	3,376	3,207	3,305	3,746	13,634	5.3%
Bankcard income	2,639	2,859	2,809	2,433	10,740	(7.7)%
Net gains from sales of loans	1,571	1,660	737	396	4,364	(5.4)%
Gain on sale of investment securities	20	0	0	50	70	N/M
FDIC loss sharing income	(43)	(192)	1,108	(508)	365	(77.6)%
Accelerated discount on covered/formerly covered loans	1,759	789	621	1,015	4,184	122.9%
Other	2,518	2,925	2,620	2,271	10,334	(13.9)%
Total noninterest income	16,942	16,511	16,337	14,175	63,965	2.6%

Noninterest expenses
Salaries and employee benefits	28,140	28,686	25,615	25,261	107,702	(1.9)%
Net occupancy	4,806	4,577	4,505	5,299	19,187	5.0%
Furniture and equipment	2,229	2,265	1,983	2,077	8,554	(1.6)%
Data processing	2,942	4,393	2,770	2,858	12,963	(33.0)%
Marketing	1,048	939	830	786	3,603	11.6%
Communication	551	541	562	623	2,277	1.8%
Professional services	1,429	1,568	1,449	1,724	6,170	(8.9)%
State intangible tax	175	648	644	644	2,111	(73.0)%
FDIC assessments	1,128	1,126	1,074	1,134	4,462	0.2%
Loss (gain) - other real estate owned	289	(589)	711	451	862	(149.1)%
Loss sharing expense	650	1,002	1,465	1,569	4,686	(35.1)%
Other	6,275	6,263	5,503	5,416	23,457	0.2%
Total noninterest expenses	49,662	51,419	47,111	47,842	196,034	(3.4)%
Income before income taxes	26,367	22,562	23,914	22,185	95,028	16.9%
Income tax expense	7,768	7,218	7,961	7,081	30,028	7.6%
Net income	$18,599	$15,344	$15,953	$15,104	$65,000	21.2%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.26	$0.28	$0.26	$1.11
Net earnings per share - diluted	$0.30	$0.26	$0.28	$0.26	$1.09
Dividends declared per share	$0.16	$0.15	$0.15	$0.15	$0.61

Return on average assets	1.02%	0.88%	0.99%	0.96%	0.96%
Return on average shareholders' equity	9.46%	8.16%	9.19%	8.95%	8.94%

Interest income	$66,753	$63,391	$58,727	$58,988	$247,859	5.3%
Tax equivalent adjustment	946	818	758	702	3,224	15.6%
Interest income - tax equivalent	67,699	64,209	59,485	59,690	251,083	5.4%
Interest expense	5,614	5,028	4,423	4,169	19,234	11.7%
Net interest income - tax equivalent	$62,085	$59,181	$55,062	$55,521	$231,849	4.9%

Net interest margin	3.67%	3.66%	3.70%	3.82%	3.71%
Net interest margin (fully tax equivalent) (1)	3.72%	3.71%	3.76%	3.87%	3.76%

Full-time equivalent employees	1,369	1,395	1,296	1,286

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

4

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$52,351	$52,908	$55,022	$56,025	$216,306
Investment securities
Taxable	9,209	8,267	8,295	8,376	34,147
Tax-exempt	719	541	560	580	2,400
Total investment securities interest	9,928	8,808	8,855	8,956	36,547
Other earning assets	(2,432)	(2,185)	(1,556)	(1,472)	(7,645)
Total interest income	59,847	59,531	62,321	63,509	245,208

Interest expense
Deposits	3,247	2,856	3,284	3,860	13,247
Short-term borrowings	257	286	305	329	1,177
Long-term borrowings	539	617	654	654	2,464
Total interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income	55,804	55,772	58,078	58,666	228,320
Provision for loan and lease losses	(4,006)	6,706	(5,874)	12,083	8,909
Net interest income after provision for loan and lease losses	59,810	49,066	63,952	46,583	219,411

Noninterest income
Service charges on deposit accounts	5,226	5,447	5,205	4,717	20,595
Trust and wealth management fees	3,506	3,366	3,497	3,950	14,319
Bankcard income	2,699	2,637	3,145	2,433	10,914
Net gains from sales of loans	604	751	1,089	706	3,150
Gain on sale of investment securities	0	0	188	1,536	1,724
FDIC loss sharing income	(3,385)	5,555	(7,384)	8,934	3,720
Accelerated discount on covered/formerly covered loans	1,572	1,711	1,935	1,935	7,153
Other	2,821	2,824	3,940	2,487	12,072
Total noninterest income	13,043	22,291	11,615	26,698	73,647

Noninterest expenses
Salaries and employee benefits	24,023	23,834	26,216	27,329	101,402
Pension settlement charges	462	1,396	4,316	0	6,174
Net occupancy	4,557	5,101	5,384	6,165	21,207
Furniture and equipment	2,136	2,213	2,250	2,371	8,970
Data processing	2,617	2,584	2,559	2,469	10,229
Marketing	999	1,192	1,182	897	4,270
Communication	728	865	781	833	3,207
Professional services	1,781	1,528	1,764	1,803	6,876
State intangible tax	901	1,010	1,004	1,014	3,929
FDIC assessments	1,121	1,107	1,148	1,125	4,501
Loss (gain) - other real estate owned	1,294	388	(1,996)	345	31
Loss sharing expense	1,495	1,724	1,578	2,286	7,083
FDIC indemnification impairment	22,417	0	0	0	22,417
Other	5,754	5,859	7,097	6,469	25,179
Total noninterest expenses	70,285	48,801	53,283	53,106	225,475
Income before income taxes	2,568	22,556	22,284	20,175	67,583
Income tax expense	(1,217)	7,645	6,455	6,351	19,234
Net income	$3,785	$14,911	$15,829	$13,824	$48,349

ADDITIONAL DATA
Net earnings per share - basic	$0.07	$0.26	$0.28	$0.24	$0.84
Net earnings per share - diluted	$0.07	$0.26	$0.27	$0.24	$0.83
Dividends declared per share	$0.15	$0.27	$0.24	$0.28	$0.94

Return on average assets	0.24%	0.96%	1.01%	0.88%	0.77%
Return on average shareholders' equity	2.15%	8.53%	9.02%	7.91%	6.89%

Interest income	$59,847	$59,531	$62,321	$63,509	$245,208
Tax equivalent adjustment	635	516	514	477	2,142
Interest income - tax equivalent	60,482	60,047	62,835	63,986	247,350
Interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income - tax equivalent	$56,439	$56,288	$58,592	$59,143	$230,462

Net interest margin	3.90%	3.91%	4.02%	4.04%	3.97%
Net interest margin (fully tax equivalent) (1)	3.94%	3.95%	4.06%	4.07%	4.01%

Full-time equivalent employees	1,306	1,292	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

5

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	% Change	% Change
	2014	2014	2014	2014	2013	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$110,122	$121,360	$123,160	$161,515	$117,620	(9.3)%	(6.4)%
Interest-bearing deposits with other banks	22,630	22,365	39,237	9,681	25,830	1.2%	(12.4)%
Investment securities available-for-sale	840,468	929,594	897,715	862,526	913,601	(9.6)%	(8.0)%
Investment securities held-to-maturity	867,996	900,521	899,502	890,806	837,272	(3.6)%	3.7%
Other investments	52,626	49,986	47,640	47,659	47,427	5.3%	11.0%
Loans held for sale	11,005	16,816	13,108	6,171	8,114	(34.6)%	35.6%
Loans (1)
Commercial	1,315,114	1,328,526	1,171,181	1,152,442	1,077,984	(1.0)%	22.0%
Real estate - construction	197,571	195,524	115,703	96,476	89,297	1.0%	121.3%
Real estate - commercial	2,140,667	2,135,968	1,700,069	1,748,688	1,765,620	0.2%	21.2%
Real estate - residential	501,894	498,873	447,561	438,439	433,664	0.6%	15.7%
Installment	47,320	51,131	47,753	50,017	52,774	(7.5)%	(10.3)%
Home equity	458,627	460,957	426,846	420,746	426,078	(0.5)%	7.6%
Credit card	38,475	38,042	37,937	37,008	37,962	1.1%	1.4%
Lease financing	77,567	73,216	81,212	79,792	80,135	5.9%	(3.2)%
Total loans	4,777,235	4,782,237	4,028,262	4,023,608	3,963,514	(0.1)%	20.5%
Less
Allowance for loan and lease losses (2)	52,858	53,989	54,452	53,596	62,730	(2.1)%	(15.7)%
Net loans	4,724,377	4,728,248	3,973,810	3,970,012	3,900,784	(0.1)%	21.1%
Premises and equipment	141,381	141,851	133,418	135,105	137,110	(0.3)%	3.1%
Goodwill	137,739	137,458	95,050	95,050	95,050	0.2%	44.9%
Other intangibles	8,114	8,542	5,344	5,566	5,924	(5.0)%	37.0%
FDIC indemnification asset	22,666	24,160	30,420	39,003	45,091	(6.2)%	(49.7)%
Accrued interest and other assets	278,697	272,568	287,340	275,995	283,390	2.2%	(1.7)%
Total Assets	$7,217,821	$7,353,469	$6,545,744	$6,499,089	$6,417,213	(1.8)%	12.5%

LIABILITIES
Deposits
Interest-bearing demand	$1,225,378	$1,214,726	$1,105,031	$1,102,029	$1,125,723	0.9%	8.9%
Savings	1,889,473	1,827,590	1,656,798	1,639,495	1,612,005	3.4%	17.2%
Time	1,255,364	1,247,334	973,100	956,049	952,327	0.6%	31.8%
Total interest-bearing deposits	4,370,215	4,289,650	3,734,929	3,697,573	3,690,055	1.9%	18.4%
Noninterest-bearing	1,285,527	1,243,367	1,140,198	1,122,816	1,147,452	3.4%	12.0%
Total deposits	5,655,742	5,533,017	4,875,127	4,820,389	4,837,507	2.2%	16.9%
Federal funds purchased and securities sold
under agreements to repurchase	103,192	113,303	128,013	112,293	94,749	(8.9)%	8.9%
FHLB short-term borrowings	558,200	806,000	686,300	722,800	654,000	(30.7)%	(14.6)%
Total short-term borrowings	661,392	919,303	814,313	835,093	748,749	(28.1)%	(11.7)%
Long-term debt	48,241	52,656	59,693	60,163	60,780	(8.4)%	(20.6)%
Total borrowed funds	709,633	971,959	874,006	895,256	809,529	(27.0)%	(12.3)%
Accrued interest and other liabilities	68,369	74,581	90,780	92,097	88,016	(8.3)%	(22.3)%
Total Liabilities	6,433,744	6,579,557	5,839,913	5,807,742	5,735,052	(2.2)%	12.2%

SHAREHOLDERS' EQUITY
Common stock	574,643	574,209	574,206	573,243	577,076	0.1%	(0.4)%
Retained earnings	352,893	344,118	337,971	330,672	324,192	2.5%	8.9%
Accumulated other comprehensive loss	(21,409)	(20,888)	(21,569)	(27,648)	(31,281)	2.5%	(31.6)%
Treasury stock, at cost	(122,050)	(123,527)	(184,777)	(184,920)	(187,826)	(1.2)%	(35.0)%
Total Shareholders' Equity	784,077	773,912	705,831	691,347	682,161	1.3%	14.9%
Total Liabilities and Shareholders' Equity	$7,217,821	$7,353,469	$6,545,744	$6,499,089	$6,417,213	(1.8)%	12.5%

(1) Covered loans of $135.7 million, $332.3 million, $365.6 million, $409.4 million, and $457.9 million as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively, have been reclassified into Loans due to the expiration of loss sharing coverage on non-single family assets effective October 1, 2014.

(2) Allowance for loan and lease losses covered and formerly covered under loss sharing agreements with the FDIC of $10.0 million, $11.5 million, $12.4 million, $10.6 million, and $18.9 million as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively, have been reclassified into allowance for loan and lease losses due to the expiration of loss sharing coverage on non-single family assets effective October 1, 2014.

6

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
ASSETS
Cash and due from banks	$124,216	$125,528	$118,947	$123,583	$110,246	$123,077	$115,486
Federal funds sold	0	8,795	0	0	0	2,217	0
Interest-bearing deposits with other banks	22,617	20,638	10,697	2,922	4,906	14,290	6,464
Investment securities	1,811,941	1,865,241	1,811,175	1,807,571	1,654,374	1,824,107	1,696,211
Loans held for sale	11,774	15,357	8,464	4,924	7,990	10,163	15,497
Loans (1)
Commercial	1,282,752	1,221,637	1,147,876	1,100,904	1,033,780	1,188,882	994,361
Real estate - construction	192,626	154,515	103,033	91,570	87,742	135,765	96,104
Real estate - commercial	2,158,336	1,927,003	1,733,739	1,743,976	1,783,654	1,891,998	1,835,806
Real estate - residential	493,895	475,510	441,383	434,595	434,476	461,547	429,601
Installment	49,356	49,958	48,538	51,048	53,601	49,721	58,159
Home equity	456,494	444,745	423,937	422,656	425,236	437,072	423,153
Credit card	38,966	38,381	37,649	37,068	37,327	38,022	36,538
Lease financing	74,175	76,485	80,455	80,097	76,335	77,783	66,317
Total loans	4,746,600	4,388,234	4,016,610	3,961,914	3,932,151	4,280,790	3,940,039
Less
Allowance for loan and lease losses (2)	54,656	55,697	55,149	61,902	68,264	56,828	84,033
Net loans	4,691,944	4,332,537	3,961,461	3,900,012	3,863,887	4,223,962	3,856,006
Premises and equipment	141,871	136,956	134,522	136,624	138,644	137,506	143,036
Goodwill	137,551	118,756	95,050	95,050	95,050	111,738	95,050
Other intangibles	8,321	7,138	5,445	5,723	6,075	6,665	6,666
FDIC indemnification asset	24,172	28,050	33,987	43,799	78,313	32,436	95,126
Accrued interest and other assets	267,462	278,287	274,504	279,027	273,486	274,798	251,869
Total Assets	$7,241,869	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,760,959	$6,281,411

LIABILITIES
Deposits
Interest-bearing demand	$1,217,852	$1,135,126	$1,169,350	$1,107,844	$1,150,275	$1,157,783	$1,125,836
Savings	1,904,568	1,782,472	1,702,521	1,633,910	1,637,657	1,756,682	1,626,025
Time	1,250,109	1,123,657	960,424	953,423	932,877	1,072,858	986,085
Total interest-bearing deposits	4,372,529	4,041,255	3,832,295	3,695,177	3,720,809	3,987,323	3,737,946
Noninterest-bearing	1,290,754	1,179,207	1,110,697	1,096,509	1,129,097	1,169,851	1,078,800
Total deposits	5,663,283	5,220,462	4,942,992	4,791,686	4,849,906	5,157,174	4,816,746
Federal funds purchased and securities sold
under agreements to repurchase	119,712	125,094	123,682	110,533	107,738	119,795	115,486
FHLB short-term borrowings	564,062	710,879	562,466	671,579	414,892	627,181	472,062
Total short-term borrowings	683,774	835,973	686,148	782,112	522,630	746,976	587,548
Long-term debt	49,952	60,355	59,842	60,367	60,892	57,608	69,717
Total borrowed funds	733,726	896,328	745,990	842,479	583,522	804,584	657,265
Accrued interest and other liabilities	64,729	74,764	68,661	80,738	99,480	72,186	105,975
Total Liabilities	6,461,738	6,191,554	5,757,643	5,714,903	5,532,908	6,033,944	5,579,986

SHAREHOLDERS' EQUITY
Common stock	574,588	574,187	573,716	575,828	577,851	574,576	577,409
Retained earnings	347,435	340,680	332,944	324,875	337,034	336,557	331,817
Accumulated other comprehensive loss	(18,841)	(20,966)	(25,189)	(29,251)	(28,380)	(23,527)	(23,884)
Treasury stock, at cost	(123,051)	(148,172)	(184,862)	(187,120)	(186,442)	(160,591)	(183,917)
Total Shareholders' Equity	780,131	745,729	696,609	684,332	700,063	727,015	701,425
Total Liabilities and Shareholders' Equity	$7,241,869	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,760,959	$6,281,411

(1) Covered loans of $319.6 million, $350.9 million, $387.6 million, $434.5 million and $490.1 million for the three months ending December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively and $372.8 million and $609.8 million for the twelve months ended December 31, 2014 and December 31, 2013, respectively, have been reclassified into Loans due to the expiration of loss sharing coverage on non-single family assets effective October 1, 2014.

(2) Allowance for loan and lease losses covered and formerly covered under loss sharing agreements with the FDIC of $11.9 million, $13.1 million, $11.6 million, $17.6 million, and $21.7 million for the three months ending December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively and $13.5 and $35.1 for the twelve months ending December 31, 2014 and December 31, 2013, respectively, have been reclassified into allowance for loan and lease losses due to the expiration of loss sharing coverage on non-single family assets effective October 1, 2014.

7

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Dec. 31, 2014		Sep. 30, 2014		Dec. 31, 2013		Dec. 31, 2014		Dec. 31, 2013
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,811,941	2.40%	$1,865,241	2.37%	$1,654,374	2.38%	$1,824,107	2.44%	$1,696,211	2.15%
Interest-bearing deposits with other banks	22,617	0.30%	29,433	0.42%	4,906	0.57%	16,507	0.42%	6,464	0.42%
Gross loans (2)	4,782,546	4.63%	4,431,641	4.68%	4,018,454	4.93%	4,323,389	4.70%	4,050,662	5.15%
Total earning assets	6,617,104	4.00%	6,326,315	3.98%	5,677,734	4.18%	6,164,003	4.02%	5,753,337	4.26%

Nonearning assets
Allowance for loan and lease losses	(54,656)		(55,697)		(68,264)		(56,828)		(84,033)
Cash and due from banks	124,216		125,528		110,246		123,077		115,486
Accrued interest and other assets	555,205		541,137		513,255		530,707		496,621
Total assets	$7,241,869		$6,937,283		$6,232,971		$6,760,959		$6,281,411

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,217,852	0.10%	$1,135,126	0.11%	$1,150,275	0.19%	$1,157,783	0.11%	$1,125,836	0.13%
Savings	1,904,568	0.31%	1,782,472	0.26%	1,637,657	0.15%	1,756,682	0.25%	1,626,025	0.11%
Time	1,250,109	1.02%	1,123,657	0.97%	932,877	0.90%	1,072,858	0.98%	986,085	1.01%
Total interest-bearing deposits	4,372,529	0.45%	4,041,255	0.41%	3,720,809	0.35%	3,987,323	0.41%	3,737,946	0.35%
Borrowed funds
Short-term borrowings	683,774	0.17%	835,973	0.17%	522,630	0.20%	746,976	0.17%	587,548	0.20%
Long-term debt	49,952	2.45%	60,355	3.00%	60,892	3.51%	57,608	3.15%	69,717	3.53%
Total borrowed funds	733,726	0.32%	896,328	0.36%	583,522	0.54%	804,584	0.38%	657,265	0.55%
Total interest-bearing liabilities	5,106,255	0.44%	4,937,583	0.40%	4,304,331	0.37%	4,791,907	0.40%	4,395,211	0.38%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,290,754		1,179,207		1,129,097		1,169,851		1,078,800
Other liabilities	64,729		74,764		99,480		72,186		105,975
Shareholders' equity	780,131		745,729		700,063		727,015		701,425
Total liabilities & shareholders' equity	$7,241,869		$6,937,283		$6,232,971		$6,760,959		$6,281,411

Net interest income (1)	$61,139		$58,363		$55,804		$228,625		$228,320
Net interest spread (1)		3.56%		3.58%		3.81%		3.62%		3.88%
Net interest margin (1)		3.67%		3.66%		3.90%		3.71%		3.97%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

8

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$167	$(323)	$(156)	$83	$954	$1,037	$4,818	$3,119	$7,937
Interest-bearing deposits with other banks	(9)	(5)	(14)	(3)	13	10	0	43	43
Gross loans (2)	(560)	4,092	3,532	(3,051)	8,910	5,859	(18,154)	12,825	(5,329)
Total earning assets	(402)	3,764	3,362	(2,971)	9,877	6,906	(13,336)	15,987	2,651

Interest-bearing liabilities
Total interest-bearing deposits	$415	$380	$795	$1,019	$747	$1,766	$1,896	$1,010	$2,906
Borrowed funds
Short-term borrowings	4	(65)	(61)	(33)	69	36	(180)	271	91
Long-term debt	(84)	(64)	(148)	(164)	(67)	(231)	(270)	(381)	(651)
Total borrowed funds	(80)	(129)	(209)	(197)	2	(195)	(450)	(110)	(560)
Total interest-bearing liabilities	335	251	586	822	749	1,571	1,446	900	2,346
Net interest income (1)	$(737)	$3,513	$2,776	$(3,793)	$9,128	$5,335	$(14,782)	$15,087	$305

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

9

FIRST FINANCIAL BANCORP.
CREDIT QUALITY

(Dollars in thousands)
(Unaudited)

		Excluding covered assets*
	Dec. 31,	Sep. 30,	Jun. 30,	Mar 31,	Dec. 31,	Full Year	Full Year
	2014 (2)	2014	2014	2014	2013	2014 (2)	2013 (3)
ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$42,454	$42,027	$43,023	$43,829	$45,514	$43,829	$47,777
Allowance for covered / formerly covered loans	11,535	*	*	*	*	11,535	*
Provision for uncovered loan and lease losses	1,088	1,093	29	1,159	1,851	3,369	8,714
Provision for covered / formerly covered loan and lease losses	964	*	*	*	*	964	*
Gross charge-offs
Commercial	130	83	571	656	293	1,440	3,415
Real estate - construction	0	0	0	0	1	0	1
Real estate - commercial	385	702	699	543	3,113	2,329	8,326
Real estate - residential	221	161	283	257	218	922	1,016
Installment	78	63	14	128	39	283	335
Home equity	349	469	383	544	706	1,745	2,409
Other	287	338	237	296	398	1,158	1,781
Covered / formerly covered loans	4,318	*	*	*	*	4,318	*
Total gross charge-offs	5,768	1,816	2,187	2,424	4,768	12,195	17,283
Recoveries
Commercial	75	566	580	39	194	1,260	672
Real estate - construction	0	0	0	0	46	0	672
Real estate - commercial	423	323	334	114	634	1,194	1,994
Real estate - residential	29	34	100	27	96	190	203
Installment	45	46	50	77	66	218	310
Home equity	45	46	37	103	136	231	508
Other	111	135	61	99	60	406	262
Covered / formerly covered loans	1,857	*	*	*	*	1,857	*
Total recoveries	2,585	1,150	1,162	459	1,232	5,356	4,621
Total net charge-offs	3,183	666	1,025	1,965	3,536	6,839	12,662
Ending allowance for loan and lease losses	$52,858	$42,454	$42,027	$43,023	$43,829	$52,858	$43,829

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.02%	(0.16)%	0.00%	0.24%	0.04%	0.06%	0.30%
Real estate - construction	0.00%	0.00%	0.00%	0.00%	(0.23)%	0.00%	(0.77)%
Real estate - commercial	(0.01)%	0.09%	0.10%	0.12%	0.66%	0.27%	0.43%
Real estate - residential	0.18%	0.13%	0.20%	0.26%	0.14%	0.75%	0.24%
Installment	0.28%	0.15%	(0.33)%	0.45%	(0.22)%	0.57%	0.05%
Home equity	0.29%	0.42%	0.37%	0.48%	0.60%	1.53%	0.51%
Other	0.63%	0.72%	0.61%	0.70%	1.20%	2.63%	1.51%
Covered/formerly covered loans	3.06%	*	*	*	*	2.62%	*
Total net charge-offs	0.27%	0.07%	0.11%	0.23%	0.41%	0.63%	0.38%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$5,817	$6,486	$7,077	$7,097	$7,934	$5,817	$7,934
Real estate - construction	223	223	223	223	223	223	223
Real estate - commercial	27,752	25,262	15,288	16,758	17,286	27,752	17,286
Real estate - residential	7,241	6,696	6,806	8,157	8,606	7,241	8,606
Installment	443	398	459	399	574	443	574
Home equity	3,064	2,581	2,565	2,700	2,982	3,064	2,982
Lease financing	0	0	0	0	0	0	0
Covered /formerly covered loans	3,929	*	*	*	*	3,929	*
Nonaccrual loans	48,469	41,646	32,418	35,334	37,605	48,469	37,605
Accruing troubled debt restructurings (TDRs)	15,928	13,369	12,607	13,400	15,094	15,928	15,094
Total nonperforming loans	64,397	55,015	45,025	48,734	52,699	64,397	52,699
Other real estate owned (OREO)	22,674	11,316	13,370	12,743	19,806	22,674	19,806
Total nonperforming assets	87,071	66,331	58,395	61,477	72,505	87,071	72,505
Accruing loans past due 90 days or more	216	249	256	208	218	216	218
Total underperforming assets	$87,287	$66,580	$58,651	$61,685	$72,723	$87,287	$72,723
Classified assets	$109,122	$105,914	$103,799	$103,471	$110,509	$109,122	110,509
Covered/formerly covered classified assets	45,682	*	*	*	*	45,682	*
Total classified assets	$154,804	$105,914	$103,799	$103,471	$110,509	$154,804	$110,509

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	109.06%	101.94%	129.64%	121.76%	116.55%	109.06%	116.55%
Nonperforming loans	82.08%	77.17%	93.34%	88.28%	83.17%	82.08%	83.17%
Total ending loans	1.11%	0.95%	1.15%	1.19%	1.25%	1.11%	1.25%
Allowance and loan marks, net of indemnification asset, to total loans	1.51%	*	*	*	*	1.51%	*
Nonperforming loans to total loans	1.35%	1.24%	1.23%	1.35%	1.50%	1.35%	1.50%
Nonperforming assets to
Ending loans, plus OREO	1.81%	1.49%	1.59%	1.70%	2.06%	1.81%	2.06%
Total assets	1.21%	0.90%	0.89%	0.95%	1.13%	1.21%	1.13%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.48%	1.19%	1.25%	1.33%	1.63%	1.48%	1.63%
Total assets	0.99%	0.72%	0.70%	0.74%	0.89%	0.99%	0.89%

(1) Nonaccrual loans include nonaccrual TDRs of $12.3 million, $13.2 million, $11.0 million, $14.6 million and $13.0 million, as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, respectively.

(2) Includes covered and previously covered assets for the three months ended December 31, 2014 as FDIC loss sharing coverage expired for the majority of these assets effective October 1, 2014.
(3) Excludes covered assets.
* Amounts reclassified in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Twelve months ended,
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2014	2014	2014	2014	2013	2014	2013
PER COMMON SHARE
Market Price
High	$19.00	$17.66	$18.43	$18.20	$17.59	$19.00	$17.59
Low	$15.34	$15.83	$15.51	$15.98	$14.56	$15.34	$14.46
Close	$18.59	$15.83	$17.21	$17.98	$17.43	$18.59	$17.43

Average shares outstanding - basic	60,905,095	59,403,109	57,201,494	57,091,604	57,152,425	58,662,836	57,270,233
Average shares outstanding - diluted	61,627,518	60,112,932	57,951,636	57,828,179	57,863,433	59,392,667	58,073,054
Ending shares outstanding	61,456,547	61,368,473	57,718,317	57,709,937	57,533,046	61,456,547	57,533,046

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$673,955	$662,608	$640,237	$631,099	$624,850	$673,955	$624,850
Tier 1 Ratio	12.69%	12.74%	14.34%	14.42%	14.61%	12.69%	14.61%
Total Capital	$728,284	$717,823	$696,014	$685,926	$679,074	$728,284	$679,074
Total Capital Ratio	13.71%	13.80%	15.59%	15.67%	15.88%	13.71%	15.88%
Total Capital in excess of minimum
requirement	$303,358	$301,653	$338,848	$335,806	$336,982	$303,358	$336,982
Total Risk-Weighted Assets	$5,311,573	$5,202,123	$4,464,578	$4,376,505	$4,276,152	$5,311,573	$4,276,152
Leverage Ratio	9.44%	9.70%	9.99%	9.94%	10.11%	9.44%	10.11%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.86%	10.52%	10.78%	10.64%	10.63%	10.86%	10.63%
Ending tangible shareholders' equity to ending tangible assets	9.02%	8.71%	9.39%	9.23%	9.20%	9.02%	9.20%
Average shareholders' equity to average assets	10.77%	10.75%	10.79%	10.69%	11.23%	10.75%	11.17%
Average tangible shareholders' equity to average tangible assets	8.94%	8.83%	9.38%	9.27%	9.77%	8.79%	9.72%

REPURCHASE PROGRAM (1)
Shares repurchased	0	0	0	40,255	209,745	40,255	750,145
Average share repurchase price	N/A	N/A	N/A	$17.32	$16.39	$17.32	$15.70
Total cost of shares repurchased	N/A	N/A	N/A	$697	$3,438	$697	$11,778

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

10